AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT NO. 3

Pursuant to Section 8.10 of the Participation Agreement dated February 17, 1998 among the Alger American Fund, Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York, and Fred Alger and Company, Incorporated, the parties hereby agree to the amendment set forth below:

1.	INTRODUCTION PARAGRAPH ON PAGE 1 is deleted in its entirety and replaced with the following:

THIS AGREEMENT made the 17th day of February, 1998, and amended on December 9, 1998, March 15, 1999 and April 17, 2000, by and among The Alger American Fund (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, Sun Life Assurance Company of Canada (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, Sun Life Insurance and Annuity Company of New York, a life insurance company organized as a corporation under the laws of the State of New York, each of which is hereinafter referred to as (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule B, as may be amended from time to time (the "Accounts"), and Fred Alger and Company, Incorporated, a Delaware corporation, the Trust's distributor (the "Distributor").
2.	SCHEDULE B is deleted in its entirety and replaced with the following:

Schedule B

Name of Accounts:
Sun Life (NY) Variable Account C (Inception: October 18, 1985)
Sun Life of Canada U.S. Variable Account F (Inception Date: July 13, 1989)
Sun Life of Canada U.S. Variable Account I (Inception Date: December 1, 1998)

Name of Contracts:

     Variable Account C:

              Futurity - NY Variable and Fixed Annuity Contract

     Variable Account F:

              Futurity Variable and Fixed Annuity Contract

              Futurity II Variable and Fixed Annuity Contract

              Futurity III Variable and Fixed Annuity Contract

              Futurity Focus Variable and Fixed Annuity Contract

              Futurity Focus II Variable and Fixed Annuity Contract

              Futurity Accolade Variable and Fixed Annuity Contract

     Variable Account I:

              Futurity Variable Universal Life Insurance Policies

              Futurity Survivorship Variable Universal Life Insurance Policies

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on April 17, 2000.

                                     FRED ALGER AND COMPANY, INCORPORATED

                                     By: _________________________________________

                                     Name: _______________________________________

                                     Title: ________________________________________

                                     THE ALGER AMERICAN FUND

                                     By: _________________________________________

                                     Name: _______________________________________

                                     Title: ________________________________________

                                      SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                      By: _________________________________________

                                      Name: _______________________________________

                                      Title: ________________________________________

                                      By: _________________________________________

                                      Name: _______________________________________

                                      Title: ________________________________________

                                      SUN LIFE INSURANCE AND ANNUITY COMPANY

                                      OF NEW YORK

                                      By: _________________________________________

                                      Name: _______________________________________

                                      Title: ________________________________________

                                      By: _________________________________________

                                      Name: _______________________________________

                                      Title: ________________________________________

J/gc/lawdept/Tremblay2000/Participation Agreements/Alger 4.17.00